UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2005

Aspect Communications Corporation

(Exact name of registrant as specified in its charter)

0-18391
(Commission File Number)

California	94-2974062
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1320 Ridder Park Drive
San Jose, CA 95131
(Address of principal executive offices, with zip code)

(408) 325-2200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	On March 21, 2005 Norman A. Fogelsong announced to Aspect Communications Corporation (“Aspect” or the “Company”) that he would not be standing for re-election to the Company’s Board of Directors due to his need to devote additional time and attention to other professional commitments. Mr. Fogelsong’s departure is not related to any disagreements with the Company. Mr. Fogelsong will continue to serve on the Company’s Board of Directors until the Company’s Annual Meeting of Shareholders. Mr. Fogelsong has served on the Company’s Board of Directors since 1985.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1 Aspect Communications Corporation’s Press Release of March 24, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aspect Communications Corporation
Date: March 24, 2005	By:	/s/ Gary E. Barnett
Gary E. Barnett,
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Aspect Communications Corporation’s Press Release of March 24, 2005.